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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549


                                   FORM 8-K




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                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



         Date of Report
(Date of Earliest Event Reported):                    Commission File Number:
       DECEMBER 15, 1995                                      0-17303




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                        VECTOR AEROMOTIVE CORPORATION
            (Exact name of registrant as specified in its charter)


        NEVADA                                             33-0254334
State of Incorporation                                   (I.R.S. Employer
                                                       Identification Number)


                         7601 CENTURION PARKWAY SOUTH
                            JACKSONVILLE, FL 32256
                                (904) 645-0505
                                --------------
                       (Address of principal executive
                        offices and telephone number)



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ITEM 5.  OTHER EVENTS
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a.      Effective November 21, 1995, the Company has received a $1 million advance from its controlling stockholder, V'Power Corporation, and has entered into a Letter Agreement, subject to the execution of definitive agreements, to provide for an additional investment by V'Power. The agreement would result in the issuance of an additional 10 million shares of Common Stock to V'Power at a price of $.45 per share, and the issuance to V'Power for $500,000 of an option for 50 million shares with an exercise price $.45 per share. For additional information concerning the letter of intent, refer to Exhibit 99.1 included herein.

b. See Exhibit 99.2 for information contained in the Company's press release issued on December 15, 1995.



ITEM 7. EXHIBITS
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99.1    Letter of Intent dated November 21, 1995 between V'Power and the
        Company

99.2    Press release issued on December 15, 1995


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                                  SIGNATURES



        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                VECTOR AEROMOTIVE CORPORATION




Dated:  December 15, 1995                       By:    /s/ D. PETER ROSE
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                                                       D. Peter Rose, President